PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (this "Agreement") is made and entered into as of May___, 2006, by and among the persons indicated on Schedule A attached hereto (collectively, the "Buyer"), and Allan Weiss, President and CEO of Elderwatch, Inc. ( the "Seller").

         WHEREAS, Seller owns in the aggregate four million, five hundred and thirty-seven thousand, five hundred (4,537,500) shares (the "Shares") of common stock of Elderwatch, Inc., a Florida corporation (the "Company"), representing 58% of the issued and outstanding share capital of the Company on a fully-diluted basis; there being a total of Seven million, eight hundred and thirty-seven thousand, five hundred (7,837,500) shares issued and outstanding,

         WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares for such consideration and on such terms as set out below;

         NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale; Purchase Price; Closing.

         (a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (hereafter defined), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Shares and any and all rights in the Shares to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of Seller's right, title and interest in and to the Shares to Buyer. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer.

         (b) Purchase Price. The aggregate purchase price for the purchase of the Shares shall be tow hundred and ninety-two thousand, eight hundred and twenty-six ($292,826.00) Dollars (the "Purchase Price"), payable as follows:

                  (1) Fifty Thousand and 00/100 ($50,000.00) Dollars deposited with Joseph I. Emas, escrow agent, to be held in trust by the escrow agent and released to sellers as a non-refundable deposit. The balance of the two hundred and forty-two thousand, eight hundred and twenty-six (242,825.00) payable in bank check, cashier's check or wire transfer in immediately available funds is payable at closing, and deposited with the escrow agent, Joseph I. Emas on or before May 19, 2006. Seller will provide Buyer a certificate, executed by each Seller and the Company, certifying that the representations and warranties made herein are accurate as of the date of this Agreement and as of such date and that the Company has no debt, obligation or liabilities whatsoever, including, without limitation, any liabilities to its accountants, lawyers or the transfer agent for the Company; and

          (c) Closing.

                  (1) The Closing of the transactions contemplated under this Agreement (the "Closing") shall take place no later than Friday, May 19, 2006. The closing will take place in the City of Miami Beach or at such other place mutually agreed upon.

                  (2) The Buyer's obligation to purchase the Shares and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Buyer in whole or in part):
                  (a) All of the Company's and Seller's representations and warranties in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the time of the Closing as if then made; and (b) Seller and the Company shall have complied with all terms of this Agreement.

                  (3) At the Closing:
                  (a) Buyer shall pay to Seller the unpaid balance of the Purchase Price by cashiers' or bank check or wire transfer of immediately available funds, and
                  (b) Seller shall deliver or cause to be delivered to Buyer (i) the stock certificates evidencing the Shares owned by them, as listed on Exhibit A, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer; (ii) an alpha list from the transfer agent of the Company delivered directly to the buyer;
         (iii) the resignation of Allan Weiss and Brant E. Hodyno, respectively, from their respective positions as director, officer, and employee of the Company, effective at Closing and effective ten days after the Company files with the SEC a Schedule 14f-1; and (iv) any other documents requested by Buyer to consummate the transactions contemplated by this Agreement.

2. Representations of Seller.

         Each Seller, jointly and severally, and the Company hereby represents and warrants to each Buyer the following:

         (a) Authority. Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by Buyer, this Agreement, when executed and delivered by Buyer, will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he or she is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or Seller or his or her respective assets or properties.

         (b) Capitalization. The Company's authorized capital stock consists of 50,000,000 shares of common stock, of which 7,837,500 shares are issued and outstanding Seller is the sole record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Encumbrances"), other than any Encumbrance expressly created by applicable federal and state securities laws. Upon the execution and delivery of this Agreement and payment of the purchase price, Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances, other than any Encumbrances expressly created by applicable federal and state securities laws. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

         (c) Valid Issuance. All of the 4,537,500 shares of the Company being sold by Seller and bought by Buyer are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities, including without limitation, any agreements or securities (1) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of the Company, (2) restricting the transfer of any shares of capital stock of the Company, or (3) relating to the voting of any shares of capital stock of the Company. There are no issued or outstanding indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company may vote.

         (d) SEC Documents. All reports and other documents filed by the Company with the SEC (the "SEC Documents") complied, as of their respective dates, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has not received any letters, notices or any notifications from the SEC, NASD or NASAQ with respect to the Company or any of its officers or directors, with exception of the Delinquency Notification issued by the NASD on April 21, 2006, the delinquency being remedied with the filing of the Form 10-KSB and the subsequent removal of the `E' from the Company's ticker symbol.

         (e) No Undisclosed Liabilities. The Company has no liabilities or obligations that are not disclosed in the SEC Documents, and as of the Closing shall have no debts, liabilities or obligations, direct or indirect, contingent or otherwise, including without limitation, any tax obligations.

         (f) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         (g) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or threatened, against the Company or its officers or directors, nor has the Company or the Seller received any written or oral notice of any such action, suit, proceeding or investigation.

         (h) Full Disclosure. No representation or warranty or other statement made by the Company Seller in this Agreement or otherwise in connection with the transactions contemplated herein contains any untrue statement or omits to state a fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

3. Buyers' Representations.

Each Buyer hereby represents and warrants to each Seller the following:

         (a) Authority. Buyer has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his respective obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Buyer to enter into, and to perform his respective obligations under, this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Buyer is a party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to either Buyer or his respective assets or properties.

         (b) Investment Purpose. Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to the resale or distribution of any part thereof. Each Buyer understands that the Shares are restricted securities and can not be offered for sale, sold, transferred or otherwise disposed of without an effective registration statement pursuant to the Securities Act of 1933, as amended, or an applicable exemption therefrom.

         (c) Accredited Investor. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and has been provided with all materials and information requested by Buyer, including any information requested to verify any information furnished, and the Buyer has been provided the opportunity for direct communication between Seller and its representatives and the Buyer regarding the purchase contemplated by this Agreement, including the opportunity to ask questions and receive answers from Seller.

         (d) Exemption from Registration. Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

4. Indemnification. Each Seller shall indemnify and hold harmless each Buyer and his respective employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of such Seller.

5. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws.

         (b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

         (c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

         (d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

         (e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

         (f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         (g) The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement, and that each was represented by counsel of its own choosing or had the opportunity to be represented by counsel of its own choosing.

         (h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

         (i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



         [Remainder of Page Intentionally Omitted; Signature Page to Follow]

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.


                  SELLER:

                  /s/ Allan Weiss
                  --------------------------------
                  Allan Weiss
                  11731 Briarwood Circle, #1
                  Boynton Beach, FL 33457




                  BUYER:


                  --------------------------------
                  Name:
                  Address:


                  --------------------------------
                  Name:
                  Address:

                                    EXHIBIT A

                                     SELLER


   Name & Address                    Total Shares               Purchase Price

Allen Weiss
11731 Briarwood Circle, #1
Boynton Beach, FL 33457                 4,537,500                     $292,825



Escrow Agent's Information (including wire instructions)

Joseph I. Emas
1224 Washington Avenue
Miami Beach, FL 33139

Wire Instructions:

Wachovia Bank
Surfside, Florida
Account:  Joseph I. Emas, P.A. Attorney-at-Law
Account Number:  2000015545590
Wire Routing Number:  06300002-1

SWIFT #:  PNBPUS33

                                   SCHEDULE A

Purchasers                                                      Shares

Vivian Shaltiel                                                    50,000
         5 Shmaya Street
         Herzlya 46477, Israel
Lavi Krasney.                                                     500,000
         10 Ha-Knesset Ha-Gdola Street
         Tel Aviv, Israel
Asher Zwebner                                                      50,000
         20 A Shaarei Torah Street
         Jerusalem, Israel
Julias Klein                                                       50,000
         7 Hapisga Street
         Jerusalem, Israel
Yehudah Steinberger                                                50,000
         18 Shaarei Torah Street
         Jerusalem, Israel
Amir Uziel                                                        300,000
         9 Hakormim Street
         Rishon LeZion, Israel
Doron Uziel                                                       150,000
         12 Hazehavit Street
         Rishon LeZion, Israel
Haim Askenazi                                                      50,000
         25/12 Kugel Street
         Holon, Israel
Moshe Uziel                                                        50,000
         20 Hatchiya Street
         Holon 58403, Israel
Lidya Oved                                                        100,000
         4 Kadman Street
         Holon, Israel
Jonathan Berlin                                                    30,000
         30 Sheshet Hayamim Street
         Jerusalem, Israel
Ilan Drucker                                                       45,000
         1010 Moshav Aderet
         Emeq Haela, Israel

Purchasers                                                      Shares

Erez Shwartz                                                       25,000
         34 Nahal Zohar Street
         Modiin, Israel
Basad Holdings ltd                                                200,000
         55 Ameer Avenue, Suite 905
         Toronto ON M6A 2Z1, Canada
Dale Williston                                                     50,000
         8 Dunblaine Avenue
         Toronto ON M5M 2R7, Canada
Yoram Drucker                                                     300,000
         31 Dov Sadan Street
         Jerusalem, Israel
Eva Peretz                                                        300,000
         16 Hen Avenue
         Netanya, Israel
Shlomi Bernstein                                                  250,000
         Reuben Ve Bat Sheba 4
         Rishon LeZion, Israel
Eurospark S.A.                                                    700,000
         109 Avenue Louise
         Brussels 1050, Belgium
Lev Zaidenberg                                                    150,000
         174 Avenue Armand Huysmans
         Brussels 1050, Belgium
P.G. Engineering S.A.                                             450,000
         9 Chelabinskaya Street, Suite 195
         Kiev 02002, Ukraine
International Executive Consulting SPRL                           637,500
         166 Grootzand Street
         Dendermonde 9200, Belgium
Suzan Gavijon                                                      50,000
         28 Averbuch Street, Suite 15
         Ramat Hasharon 47400, Israel

                                                              ------------
                                 TOTAL SHARES                   4,537,500
                                                              ============